PROMISSORY NOTE




                                                           Ardmore, Oklahoma
                                                            January 30, 2002



$ 50,000 (Amount)



         FOR VALUE RECEIVED, Integrated Technology Group, promises to pay to the order of H. Scott Holden, 1993 Trust at 301 West Main, Suite 500, Ardmore OK 73401, the principal sum of $50,000 on or before January 30, 2004, and bearing 10% interest per annum on the unpaid balance.

         Failure to pay when due shall accelerate the terms and render the entire balance due and payable at the option of the holder.

         The maker agrees to pay a reasonable sum of attorney's fees if this note is placed with an attorney for collection. The makers, endorsers, and sureties, severally waive protest, demand and notice of protest and non-payment in case this note is note paid at maturity, and agree to all extensions and partial payments before or after maturity without prejudice to the holder.

Dated this 30th day of January, 2002.


                        Integrated Technology Group, maker


                        By: ___________________________,
                            C. Sue Rushing, Treasurer